          [*] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                                                     EXHIBIT 4.1

                   WARRANT AND REGISTRATION RIGHTS AGREEMENT


     This Warrant and Registration Rights Agreement (the "Agreement") is made
                                                          ---------
and entered into as of October 6, 2000, by and between TIVO, INC., a Delaware corporation (the "Company"), and DIRECTV, Inc., a California corporation
                  -------
("DIRECTV").
---------

     WHEREAS, the Company wishes to grant to DIRECTV, and DIRECTV wishes to acquire from the Company, rights to purchase shares of the Company's common stock, pursuant to common stock warrants (the "Warrants") in the form attached
                                               --------
hereto as Exhibit A, upon the terms and conditions hereinafter set forth.
          ---------

     WHEREAS, the Warrants shall be issued to DIRECTV in connection with certain marketing agreements, by and among the Company, DIRECTV and authorized manufacturers parties thereto (the "Marketing Agreements"), relating to the
                                    --------------------
manufacture and distribution of the DIRECTV-TiVo combination set-top box (referred to herein as the "Combo Box"). All capitalized terms not defined
                            ---------
herein shall have the meanings set forth in the Marketing Agreement.

     WHEREAS, DIRECTV is a party to that certain Ninth Amended and Restated Investor Rights Agreement, dated August 6, 1999 by and among the Company and the investors listed on the signature pages thereto (the "Investor Rights
                                                      ---------------
Agreement").

     WHEREAS, the Company and DIRECTV wish to enter into certain arrangements with respect to the Warrants and the underlying shares of common stock.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

                                   ARTICLE I

                              ISSUANCE OF WARRANTS

     1.1  Warrant Shares.  Subject to the Buy-Down Adjustment (defined below),
          --------------
the Company shall issue transferable Warrants to DIRECTV to purchase [*] shares of common stock of the Company (the "Shares") for each Buy-Down Payment (as
                                     ------
defined below) made by DIRECTV (excluding those amounts that may be reimbursed to DIRECTV by the Company as provided in Section 1.3 below) to subsidize a Combo Box during the Effective Period.

          (a) Buy-Down Adjustment.  Pursuant to the Marketing Agreement, during
              -------------------
the Effective Period each of the Company and DIRECTV shall make a subsidy payment to authorized DIRECTV dealers of the Combo Box for each Combo Box sold (each a "Buy-Down Payment"), in the amount of [*] each. The [*] Buy-Down Payment
         ----------------
made by DIRECTV shall be incremental to, and not in lieu of, DIRECTV's payment of its standard equipment subsidies, commissions, and/or buy-downs (whether provided


          [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

to manufacturers or retailers). In the event that DIRECTV's [*] Buy-Down Payment of any Combo Box is not incremental to its standard equipment subsidies, commissions and/or buy-downs, the number of Shares issuable to DIRECTV for that Combo Box shall be adjusted in accordance with the following calculation (the "Buy-Down Adjustment"):
 -------------------

          X = ([*] Shares)  x  [(Y)/([*])]

          where

          X = number of shares issuable to DIRECTV with respect to a particular Combo Box; and
          Y = the actual dollar amount of the incremental equipment subsidy paid by DIRECTV for that Combo Box.

          (b) Warrant Exercise Price.  The exercise price specified for each
              ----------------------
Warrant shall be calculated as the average daily closing price of a share of common stock of the Company as reported on the NASDAQ National Market for the five (5) trading days prior to and including the last trading day of the month in which the Buy-Down Payments relating to the Warrant were made. DIRECTV, at its sole discretion, may utilize a "cashless exercise" of the Warrants, pursuant to Section 3(b) of the Warrant.

     1.2  Issuance Date.  Following the close of each calendar month during the
          -------------
Effective Period, the Company will issue a Warrant to DIRECTV, which Warrant shall cover the number of Shares issuable based on the aggregate of the Buy-Down Payments made by DIRECTV (subject to the Buy-Down Adjustment) during such preceding calendar month. In the case of staggered Buy-Down Payments to retailers, the Company will issue to DIRECTV Warrants with respect to a Combo Box for the applicable calendar month based on the incremental amounts paid by DIRECTV toward the [*] Buy-Down Payment. The issuance of a Warrant shall occur within 15 days following the date upon which DIRECTV reports to the Company the information relating to the prior month's Buy-Down Payments made to the authorized dealers. DIRECTV agrees to provide the Company with such information and materials as reasonably required by the Company to verify the aggregate amount of Buy-Down Payments made by DIRECTV.

     1.3  Combo Box Payment Plan.  During the term of the Combo Box subsidy
          ----------------------
program, DIRECTV has agreed to pay its authorized dealers of the Combo Box the Buy-Down Payment (on behalf of itself and the Company) for each Combo Box sold. Accordingly, the Company hereby agrees to pay its portion of the Buy-Down Payment to DIRECTV. The payment terms from the Company to DIRECTV shall not be less than ten (10) business days or more than twenty (20) business days from receipt of an invoice by the Company from DIRECTV. DIRECTV and the Company will collaborate on a mutually acceptable invoicing process including but not limited to the frequency and method of payment of the Company's portion of the Buy-Down Payment. In the event the Company fails to make payment to DIRECTV pursuant to the standard payment terms outlined, DIRECTV shall have the right to offset and net amounts due to DIRECTV from the Company for its portion of the Buy-Down Payment, from any monies due to the Company from DIRECTV. Prior to exercising this right of offset,

          [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

DIRECTV agrees to notify the controller of the Company via facsimile of the exercise thereof. Any and all amounts offset by DIRECTV in accordance herewith shall be subject to the reasonable review by the Company and subject to the dispute resolution provision outlined in Section 1.5 below.

     1.4   Combo Box Reporting.  As part of the payment plan set forth in
           -------------------
Section 1.3 above, DIRECTV will provide to the Company copies of invoices and monthly summaries of invoices from the applicable DIRECTV retailers participating in the Combo Box subsidy program, as received and available to DIRECTV. The summaries will provide information sufficient to allow the Company to confirm the number of Combo Boxes sold (on a monthly and aggregate basis), the aggregate amount of the Buy-Down Payments, the Company's payment obligations on the aggregate Buy-Down Payment, and the payment due date. The monthly summaries may reflect certain adjustments deemed appropriate in the reasonable discretion of DIRECTV to the numbers provided in the retailer invoices. Such adjustments will be incorporated within the subsequent invoices and summaries provided to the Company.

     1.5  Dispute Resolution.  In the event of an accounting dispute arising
          ------------------
from the Combo Box subsidy program between DIRECTV and the Company, including but not limited to (i) the amount of the Buy-Down Payment, (ii) the dollar amounts due to DIRECTV from the Company, and (iii) the number of Combo Boxes sold, DIRECTV and the Company agree to communicate such dispute within ten (10) business days of receipt of such invoice and/or monthly summaries. Further, the parties agree to collaborate on a remedy of such a dispute as promptly as commercially reasonable or not less than thirty (30) business days from notice of dispute. In the event the dispute is not resolved within such thirty-day period, the parties shall be entitled to exercise any and all legal and equitable remedies available in accordance with the terms of this Agreement.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to DIRECTV and agrees that:

     2.1  Organization, Good Standing and Qualification.  The Company is a
          ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties. The rights, preferences, privileges and restrictions granted to or imposed upon the shares of common stock issuable upon exercise of the Warrants (the "Shares"), and the holders thereof are as set forth in the Company's
      ------
Certificate of Incorporation, as amended (the "Charter"), a true and complete
                                               -------
copy of which has been delivered to DIRECTV.

     2.2  Authorization; Binding Obligation.  All corporate action on the part
          ---------------------------------
of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Warrants, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Warrants has been taken, and this Agreement and the Warrants constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The shares of common stock to be issued upon exercise of the Warrant have been duly authorized and reserved for issuance by the Company, and the Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

     2.3  Capitalization.  As of September 30, 2000, the authorized capital of
          --------------
the Company consists of (i) 10,000,000 shares of preferred stock, of which 5,000,000 shares have been designated Series A Convertible Preferred and 2,711,861 shares of which are issued and outstanding and (ii) 150,000,000 shares of common stock, 43,228,306 shares of which are issued and outstanding. All of the outstanding shares of capital stock have been duly and validly authorized and issued, are fully paid and nonassessable and were issued in compliance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act"), any applicable state securities laws, or in each
              --------------
case pursuant to valid exemptions therefrom. Except for: (a) outstanding options to purchase 5,728,529 shares of the Company's common stock granted pursuant to the Company's 1997 Equity Incentive Plan, (b) outstanding warrants to purchase 2,603,903 shares of the Company's common stock, and (c) the Warrants and other transactions contemplated hereby, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any securities of the Company.

     2.4  No Consents.  The execution and delivery of this Agreement and the
          -----------
Warrants, the issuance of the Shares upon exercise of the Warrants in accordance with the terms thereof and the compliance by the Company with the provisions hereof or thereof (i) are not and will not be inconsistent with the Company's Charter or Bylaws, (ii) do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and (iii) do not and will not contravene any material provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person, except for such actions as may be required to comply with applicable federal and state securities laws.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     3.1  Authorization; Binding Obligation.  All corporate action on the part
          ---------------------------------
of DIRECTV, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement has been taken. This Agreement constitutes a valid and legally binding obligation of DIRECTV, enforceable against DIRECTV in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors' rights and remedies generally and by principles of equity.

     3.2  Investment Intent of DIRECTV.  DIRECTV is purchasing the Warrants and
          ----------------------------
Shares issued upon exercise thereof for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act or applicable state securities laws. DIRECTV further represents, warrants and agrees that the Warrants and Shares have not been registered under the Securities Act or applicable state securities laws by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of DIRECTV's investment intent as expressed herein. DIRECTV represents, warrants and agrees that the Warrants, and any Shares purchased upon exercise thereof, must be held indefinitely unless such securities are subsequently registered under the Securities Act and all applicable state securities laws and regulations or an exemption from such registration or qualification is available, and that the Company is under no obligation to register or qualify such securities except as set forth in this Agreement or in the Warrants.

     3.3  Accredited Investor.  DIRECTV is an "accredited investor" (as such
          -------------------
term is defined in Rule 501(a) promulgated under the Securities Act).

     3.4  Legends.  DIRECTV acknowledges, understands and agrees that the
          -------
instruments evidencing the Warrants and any certificates evidencing the Shares (and common stock issuable upon conversion thereof) shall bear the legends as specified in the Warrants, other agreements entered into in the connection with the issuance of the Shares and any other legends required under state or federal securities laws in the opinion of legal counsel for the Company.


                                  ARTICLE IV

                              REGISTRATION RIGHTS

     4.1  Registration on Form S-3.
          ------------------------

          (a) Subject to this Section 4.1 and to the rights of stockholders of the Company pursuant to Investor Rights Agreement, if the Company shall receive a written request from DIRECTV that the Company file a registration statement on Form S-3 under the Securities Act, covering the registration of Shares issued upon the conversion of the Warrants having an anticipated aggregate offering price to the public of at least $1,000,000, then the Company shall, within forty-five (45) days of the receipt thereof, file a registration statement (which may be, but is not limited to, a shelf registration under Rule 415) and use its best efforts to cause the same to be declared effective as promptly as practicable.

          (b) The Company shall not be required to effect a registration pursuant to this Section 4.1 after the Company has effected three (3) demand registrations pursuant to this Section 4.1 and such registrations have been declared or ordered effective.

          (c) Notwithstanding the foregoing, if the Company shall furnish to DIRECTV a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, that the filing of such registration statement would have a material adverse effect on the Company and it is therefore essential to deter the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of DIRECTV's request for registration. In the event the Company defers the filing of the registration statement, such request to file the registration statement by DIRECTV shall not count as a demand request pursuant to Section 4.1(b) above.

     4.2  Piggyback Registrations.  The Company shall notify DIRECTV in writing
          -----------------------
at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statement relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and, subject to the rights of stockholders under the Investor Rights Agreement, will afford DIRECTV an opportunity to include the Shares in such registration statement. If DIRECTV decides not to include all of its Shares in any registration statement thereafter filed by the Company, DIRECTV shall nevertheless continue to have the right to include its Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (a) Underwriting.  If the registration statement under which the
              ------------
Company gives notice under this Section 4.2 is for an underwritten offering, the Company shall so advise DIRECTV of such event in the above-described notice.
The right of DIRECTV to be included in a registration pursuant to this Section
4.2 shall be conditioned upon DIRECTV's participation in such underwriting and the inclusion of DIRECTV's Shares in the underwriting to the extent provided herein. DIRECTV shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be included in the underwritten registration, then the Shares shall be included in the registration statement on a pro rata basis with the shares to be registered on behalf of selling stockholders (other than Holders) and on a subordinate basis to the shares registered on behalf of the Company and on behalf of the Holders of Registrable Securities (each as defined in the Investor Rights Agreement) pursuant to the Investor Rights Agreement, to the extent that the amount of securities included in the registration on behalf of selling stockholders exceeds 30% of the total amount of securities included in such registration.

          (b) Right to Terminate Registration.  The Company shall have the right
              -------------------------------
to terminate or withdraw any registration initiated by it under this Section 4.2 prior to the effectiveness of such whether or not DIRECTV has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4.3 hereof.

     4.3  Expenses of Registration.  Except as specifically provided herein, all
          ------------------------
expenses incurred by the Company in complying with Sections 4.1 and 4.2 hereof, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company (the "Registration
                                                              ------------
Expenses")) shall be borne by the Company.  All underwriting discounts and
--------
selling commissions applicable to the sale of the Shares shall be borne by DIRECTV and all of the selling stockholders participating in such registered offering, pro rata on the basis of the number of selling stockholders' shares registered in the offering.

     4.4  Subordination of Rights.  Notwithstanding any other provision of this
          -----------------------
Section 4, all registration rights set forth in this Section 4 shall be subject to and subordinate to (i) those rights granted to the Holders under the Investor Rights Agreement and (ii) those rights granted to America Online, Inc. under the Stockholders and Registration Rights Agreement by and between the Company and America Online, Inc., dated as of June 9, 2000.

     4.5  Obligations of the Company.  Whenever required to effect the
          --------------------------
registration of any Shares, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Shares and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of DIRECTV, keep such registration statement effective for up to ninety (90) days or, if earlier, until DIRECTV has completed the distribution related thereto.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to DIRECTV such number of copies of a prospectus, including, where applicable, a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as DIRECTV may reasonably request in order to facilitate the disposition of Shares owned by DIRECTV.

          (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by DIRECTV, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. DIRECTV shall also enter into and perform its obligations under such an agreement.

          (f) Notify DIRECTV at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Furnish, at the request of DIRECTV, on the date that such Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to DIRECTV, addressed to the underwriters, if any, and to DIRECTV and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to DIRECTV, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to DIRECTV.

          (h) Cause all such Shares registered pursuant hereto to be listed on each securities exchange or quoted on each quotation system on which similar securities issued by the Company are then listed or quoted.

          (i) Provide a transfer agent and registrar for all Shares registered pursuant hereto and a CUSIP number for all such Shares, in each case not later than the effective date of such registration. Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

     4.6  Rule 144 Reporting.  With a view to making available to DIRECTV the
          ------------------
benefits of certain rules and regulations of the SEC which may permit the sale of the Shares to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times;

          (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

          (c) So long as DIRECTV owns any Shares, furnish to DIRECTV upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as DIRECTV may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

                                   ARTICLE V

                                INDEMNIFICATION

     5.1  Company Indemnification.  In the event any Shares are included in a
          -----------------------
registration statement pursuant to this Agreement, the Company will indemnify and hold harmless DIRECTV, its officers, directors and legal counsel, any underwriter (as defined in the Securities Act) for DIRECTV and each person, if any who controls DIRECTV or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a

"Violation") by the Company: (i) any untrue statement or alleged untrue
----------
statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse DIRECTV and such officers, directors, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.1 shall neither apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by DIRECTV or such officer, director, or controlling person of DIRECTV.

     5.2  Indemnification by DIRECTV.  In the event any Shares are included in a
          --------------------------
registration statement pursuant to this Agreement, DIRECTV will indemnify and hold harmless the Company, each of its directors, officers, legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, underwriter or other such other Holder, or partner, or any such director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, by DIRECTV from (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by DIRECTV of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement in each case set forth in items (i), (ii) and (iii), to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by DIRECTV under an instrument duly executed by DIRECTV and stated to be specifically for use in connection with such registration; and DIRECTV will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, controlling person, underwriter or other Holder, or partner, officer, director, legal counsel or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation by DIRECTV; provided, however, that the indemnity agreement contained in this Section 5.2 shall neither apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of DIRECTV, which consent shall not be unreasonably withheld; provided further, the obligation to indemnify shall be several and not joint and that in no event shall any indemnity under this Section 5.2 exceed the net proceeds from the offering received by DIRECTV.

     5.3  Notice.  Promptly after receipt by an indemnified party under this
          ------
Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

     5.4  Judicial Determination of Fault.  If the indemnification provided for
          -------------------------------
in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement of omission.

     5.5  Survival of Indemnification Obligations.  The obligations of the
          ---------------------------------------
Company and DIRECTV under this Section 5 shall survive completion of any offering of Shares in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof he giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                                  ARTICLE VI

                                 MISCELLANEOUS

     6.1  Survival of Agreements and Warranties.  All representations and
          -------------------------------------
warranties of the parties contained herein shall survive the grant and exercise of the Warrants or the termination or expiration of rights hereunder or under the Marketing Agreements or the Warrants. All agreements of the Company contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

     6.2  Entire Agreement.  This Agreement, Exhibit A attached hereto and the
          ----------------                   ---------
Marketing Agreements represent the entire agreement between the Company and DIRECTV regarding the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties with respect thereto.

     6.3  Amendment, Modification or Waiver.  This Agreement shall not be
          ---------------------------------
altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto.

     6.4  Successors; Assigns.  All the terms of this Agreement shall be binding
          -------------------
upon and shall inure to the benefit of the successors, assigns, heirs, executors and administrators of the respective parties hereto. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by the Company without the written consent of DIRECTV, which consent shall not be unreasonably withheld, and following written notice to the Company, DIRECTV may transfer and assign this Agreement, by operation of law or otherwise, to the successor entity of DIRECTV, in connection with a change of control transaction (which may include a direct or indirect transfer of all or substantially all of the capital stock or assets of DIRECTV's to a third party, a merger, reorganization, combination or other such transaction, or any such transaction by a parent corporation of DIRECTV), and the Company hereby consents to such assignment in advance.

     6.5  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, without regard to its conflicts of law principles.

     6.6  Titles and Subtitles.  The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     6.7  Notices.  All notices, requests, demands and other communications
          -------
under this Agreement or in connection herewith shall be given to or made upon
(i) DIRECTV at DIRECTV, Inc., 2230 East Imperial Highway, El Segundo, CA 90245, attention: General Counsel and (ii) the Company at TiVo Inc., 2160 Gold Street, Alviso, CA 95002, attention: Chief Financial Officer; with copies to Latham & Watkins, 135 Commonwealth Drive, Menlo Park, CA 94025, attention: Alan C. Mendelson. All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing and shall be deemed received by the holder upon the earlier of actual receipt or, if sent by certified mail (postage pre-paid), five (5) days after deposit in the U.S. mail. Any party may, by written notice to the other, alter its address or respondent.

     6.8  Severability.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     6.9  Counterparts.  The Agreement may be executed in counterparts, each of
          ------------
which shall be an original, but all of which together shall constitute one agreement.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.


TIVO INC.                                DIRECTV, INC.,
a Delaware corporation                a California corporation

By: /s/ David H. Courtney             By: /s/ Steven J. Cox
   ----------------------                ---------------------------
Name:  David H. Courtney              Name: Steven J. Cox
                                           -------------------------
Title: Sr. V.P. and                   Title: Sr. V.P. DIRECTTV, Inc.
       Chief Financial Officer              ------------------------

                                   EXHIBIT A


                         FORM OF COMMON STOCK WARRANT
                         ----------------------------



     NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO,
     (ii) AN OPINION OF COUNSEL IN FORM REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT AN APPLICABLE EXEMPTION IS AVAILABLE OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

                                   TIVO INC.

                              WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK

No. [     ]                                         Issuance Date: [           ]


     THIS CERTIFIES THAT, for value received, DIRECTV, Inc., a California corporation ("DIRECTV"), is entitled to subscribe for and purchase _________
              -------
shares (as adjusted pursuant to the provisions hereof, the "Shares") of the
                                                            ------
common stock of TiVo Inc., a Delaware corporation (the "Company"), at the
                                                        -------
Exercise Price (defined below), upon such terms and conditions as hereinafter set forth. Capitalized terms not defined herein shall have the meanings set forth Warrant and Registration Rights Agreement dated as of October 6, 2000 between DIRECTV and the Company (the "Warrant Agreement").
                                      -----------------

     1.  Exercise Period.  This Warrant shall be exercisable, in whole or in
         ---------------
part, during the term commencing on the Issuance Date and ending at 5:00 p.m. Pacific Time on the second anniversary of the Issuance Date.

     2.  Exercise Price.  The purchase price for the Shares shall be $[ ] per
         --------------
share.

     3.  Method of Exercise; Net Issue Exercise.
         --------------------------------------

         (a) Method of Exercise; Payment; Issuance of New Warrant.  This
             ----------------------------------------------------
Warrant may be exercised by DIRECTV, in whole or in part, by the surrender of this

Warrant (with the Notice of Exercise form attached hereto as Exhibit A-1 duly executed) at the principal office of the Company and by the payment to the Company, by cash, check, wire transfer in immediately available funds or cancellation of indebtedness, of an amount equal to the Exercise Price per share multiplied by the number of Shares then being purchased hereunder. The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of this Warrant, certificates for the Shares so purchased shall be delivered to DIRECTV as soon as possible and in any event within fifteen (15) days of receipt of such notice and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to DIRECTV as soon as possible thereafter.

         (b) Right to Convert Warrant into Stock; Net Issuance.  In addition to
             -------------------------------------------------
and without limiting the rights of DIRECTV under the terms of this Warrant and in lieu of exercising this Warrant under Section 3(a) above, DIRECTV may elect to convert this Warrant (the "Conversion Right") into shares of common stock,
                              ----------------
the aggregate value of which shares shall be equal to the value of this Warrant. The Conversion Right may be exercised by DIRECTV by surrender of this Warrant at the principal office of the Company (with the Notice of Exercise form attached hereto as Exhibit A-1 duly executed), in which event the Company shall issue to DIRECTV a number of shares of the Company's common stock computed using the following formula:

             X  =   Y (A-B)
                    -------
                       A

Where:   X =  The number of shares of common stock to be issued to
              DIRECTV.
         Y =  The number of shares of common stock covered by this Warrant in respect of which the net issue election is made pursuant to this
              Section 3(b).
         A =  The closing price of one share of the Company's common stock as reported on the Nasdaq National Market on the trading day immediately preceding the date that the Exercise Notice is delivered to the Company.

         B =  Exercise Price (as adjusted to the date of such calculations).

     4.  Stock Fully Paid; Reservation of Shares.  All Shares to be issued upon
         ---------------------------------------
the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free from all liens and charges with respect to the issuance thereof. During the period within which this Warrant may be exercised, the Company will at all times have duly authorized and reserved, for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of common stock.

     5.  Charges, Taxes and Expenses.  Issuance of certificates for shares of
         ---------------------------
common stock upon the exercise of this Warrant shall be made without charge to DIRECTV for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the registered holder of this Warrant or in such name or names as may be directed by the registered holder of this Warrant; provided, however, that upon any transfer
                                       -----------------
involved in the issuance or delivery of any certificates for shares of common stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

     6.  Adjustments to Exercise Price and Number of Shares.  The number and
         --------------------------------------------------
kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

         (a) Reclassification; Consolidation or Merger.  In case of any
             -----------------------------------------
reclassification of the Company's common stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger with another corporation in which the Company is a continuing corporation and in which the Company's stockholders immediately preceding such consolidation or merger own at least 50% of the voting securities of the Company following such consolidation or merger and which does not result in any reclassification of the shares issuable upon exercise of this Warrant), or in the case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation as the case may be, shall execute a new Warrant, providing that DIRECTV shall have the right to exercise such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the shares of common stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, sale of all or substantially all of the Company's assets or merger by a holder of an equivalent number of shares of common stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this subsection (a) shall similarly apply to successive reclassifications, consolidations, mergers, and the sale of all or substantially all of the Company's assets.

         (b) Subdivision or Combination of Shares.  If the Company at any time
             ------------------------------------
while this Warrant remains outstanding and unexpired shall subdivide or combine its common stock, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

         (c) Stock Dividends and other Distributions.  If the Company at any
             ---------------------------------------
time while this Warrant is outstanding and unexpired shall pay a dividend with respect to common stock payable in, or make any other distribution with respect to, common stock

(except any distribution specifically provided for in the foregoing subsections 6(a) or 6(b)), then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (1) the numerator of which shall be the total number of shares of common stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of common stock outstanding immediately after such dividend or distribution.

         (d)  Adjustment of Number of Shares.  Upon each adjustment in the
              ------------------------------
Exercise Price pursuant to subsections 6(a)-(c) hereof, the number of shares of common stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares of common stock purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

         (e)  Certificate as to Adjustment.  In each case of any adjustment in
              ----------------------------
either the Exercise Price or in the number of shares of common stock, or other stock, securities or property receivable on the exercise of this Warrant, the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate signed by its Chief Financial Officer, President or other designated officer setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price. The Company will cause copies of such certificate to be mailed to the registered holder.

     7.  Notices of Record Date. In the event of any taking by the Company of a
         ----------------------
record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, then, in connection with each such event, the Company shall mail to DIRECTV at least twenty (20) days prior written notice of the date on which any such record is to be taken for the purpose of such dividend, distribution, right(s) or vote of the stockholders. Each such written notice shall specify the amount and character of any such dividend, distribution or right(s), and shall set forth, in reasonable detail, the matter requiting any such vote of the stockholders.

     8.  Fractional Shares.  No fractional shares of common stock will be issued
         -----------------
in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based upon the closing price of the common stock as reported on the NASDAQ National Market on the trading day immediately prior to the date the Exercise Notice is delivered to the Company.

     9.   Compliance with Securities Act; Disposition of Warrant or Shares of
          -------------------------------------------------------------------
          Common stock.
          ------------

          (a) Compliance with Securities Act.  DIRECTV, by acceptance hereof,
             ------------------------------
agrees that this Warrant and the Shares to be issued upon exercise hereof are being acquired for investment and that DIRECTV will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof (or common stock issued upon conversion of such Shares) except under circumstances which will not result in a violation of the Securities Act. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL IN FORM REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT AN APPLICABLE EXEMPTION IS AVAILABLE, OR (iii) RECEIPT OF A NO-ACTION LETTER FROM SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

          (b) Disposition of Warrant and Shares.  With respect to any offer,
              ---------------------------------
sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration thereof, DIRECTV and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state law then in effect) of this Warrant or such Shares and indicating whether or not under the Securities Act certificates for this Warrant or such Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Securities Act. Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Securities Act unless, in the aforesaid opinion of counsel for DIRECTV, such legend is not required in order to insure compliance with the Securities Act. Nothing herein shall restrict the transfer of this Warrant or any portion hereof by DIRECTV to its parent Company or other affiliates fully owned and/or controlled by DIRECTV or its parent Company, provided such transfer may be made in compliance with applicable federal and state securities laws. The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions.

     10.  No Rights as Stockholders.  No holder of this Warrant, as such, shall
          -------------------------
be entitled to the rights of a stockholder or to vote upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or be deemed the holder of common stock or entitled to the rights of a holder of common stock under the Investor Rights Agreement, unless and until this Warrant shall have been exercised and the Shares purchasable upon such exercise shall have become deliverable, as provided herein.

     11.  Registration Rights.  The rights of DIRECTV and the obligations of the
          -------------------
Company with respect to registration of the Shares issuable exercise of this Warrant under the Securities Act and the applicable rules and regulations thereunder are as set forth in the Warrant Agreement, the provisions of which are incorporated by reference herein with the same effect as if set forth in full herein. Except as set forth in the Warrant Agreement and the Investor Rights Agreement, the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the Securities Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

     12.  Exchange and Registry of Warrant.  This Warrant is exchangeable, upon
          --------------------------------
the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

     13.  Saturdays, Sundays, Holidays, etc.  If the last or appointed day for
          ---------------------------------
the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

     14.  Modification and Waiver.  This Warrant and any provision hereof may be
          -----------------------
changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     15.  Notices.  All notices, requests, demands and other communications
          -------
under this Warrant or in connection herewith shall be given to or made upon (i) DIRECTV at DIRECTV, Inc., 2230 East Imperial Way, El Segundo, CA 90245, attention: General Counsel and (ii) the Company at TiVo Inc., 2160 Gold Street, Alviso, CA 95002, attention: Chief Financial Officer; with copies to Latham & Watkins, 135 Commonwealth Drive, Menlo Park, CA 94025, attention: Alan C. Mendelson. All notices, requests, demands and other communications given or made in accordance with the provisions of this Warrant shall be in writing and shall be deemed received by a party upon the earlier of actual receipt or, if sent by certified mail (postage pre-paid), five (5) days after deposit in the U.S. mail. Any party may, by written notice to the other, alter its address or respondent.

     16.  Binding Effect on Successors.  This Warrant shall be binding upon any
          ----------------------------
corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Shares shall survive the exercise and termination of this Warrant. All of the covenants and agreements of between the parties shall inure to the benefit of the successors and assigns of each party.

     17.  Lost Warrants or Stock Certificates.  The Company covenants to DIRECTV
          -----------------------------------
that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft destruction, or mutilation of this Warrant or any stock certificate issued upon exercise thereof and, in the ease of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the ease of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company shall make and deliver a new Warrant or stock certificate of like tenor in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     18.  No Impairment.  The Company will not, by amendment of its Charter or
          -------------
through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of DIRECTV against impairment.

     19.  Descriptive Heading.  The descriptive headings of the several
          -------------------
paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     20.  Recovery of Litigation Costs.  If any legal action or other proceeding
          ----------------------------
is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     21.  Governing Law.  This Warrant shall be construed and enforced in
          -------------
accordance with, and governed by, the internal laws of the State of California, excluding the body of law applicable to conflicts of laws.

     22.  Assignment.  This Warrant may be assigned by DIRECTV in whole or in
          ----------
part. Upon delivery of a duly executed Assignment Form in the form attached hereto as Exhibit A-2, the Company shall record such assignment on its books and all references to DIRECTV hereunder shall be references to such registered holder.

                                         TIVO INC.,
                                         a Delaware corporation


                                         By:  ____________________
                                         Name:  Matthew P. Zinn
                                         Title: Vice President & General Counsel

                                  EXHIBIT A-1

                               NOTICE OF EXERCISE
                               ------------------




To:________________________
      (Company Name)

      1.  The undersigned hereby:


          [_] elects to purchase shares of common stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full; or

          [_] elects to exercise its net issuance rights pursuant to Section 3(b) of the attached Warrant with respect to shares of common stock.

      2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:


          ____________________________
          (Name)

          ____________________________
          (Address)

          ____________________________
          (Address)

      3. The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

________________
(Date)


______________________________
(Signature)

                                  EXHIBIT A-2

                                ASSIGNMENT FORM
                                ---------------




     (To assign the foregoing Warrant, execute this form and supply the required information. Do not use this form to purchase shares.)

     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


_________________________________________________
               (Please Print)

whose address is____________________________________
               (Please Print)

     Dated:______________________________________

     Holder's Signature:____________________________

     Holder's Address:_____________________________

     ___________________________________________

     Guaranteed Signature:_________________________

     NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by an eligible guarantor institution such as a bank, stockbroker, savings and loan association or credit union with membership in an approved medallion signature guarantee program. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

     The undersigned transferee agrees to hold the Warrant and any stock issuable upon exercise or conversion of the Warrant subject to the restrictions on transfer set forth in the Warrant.

By:________________________

Date:______________________